Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Paul-Son Gaming Corporation for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gérard Charlier, as Chief Executive Officer of the Company and Melody Sullivan as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The formation contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Paul-Son Gaming Corporation

Date: May 15, 2003	By:	/s/ Gérard Charlier
Gérard Charlier, President and Chief Executive Officer

Date: May 15, 2003	By:	/s/ Melody Sullivan
Melody Sullivan, Chief Financial Officer

This certification is being furnished to the SEC as an exhibit to the Report pursuant to § 906 of the Sarbanes-Oxley act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 has been provided by the Company and will e retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.